Exhibit 10.12

MEDICAL PROFESSIONAL LIABILITY EXCESS OF LOSS
REINSURANCE CONTRACT
EFFECTIVE: JANUARY 1, 2018

between

PHYSICIANS INSURANCE PROGRAM EXCHANGE
KING OF PRUSSIA, PENNSYLVANIA
(hereinafter called the “Company”)

and

HANNOVER RUCK SE
AIIN Reference 1340125

(hereinafter called the “Reinsurer”)

Under the terms of this Contract the above Reinsurer agrees to assume severally and not joint with other participants

Excess of Loss	Coverage “A”: Professional Liability 100.00% share
Coverage “B”: Professional Liability 100.00% share
Coverage “C”: Professional Liability 100.00% share
of the liability of the layer(s) described in the attached Contract including the same corresponding proportional participation of the Reinsurers’ additional obligations set forth therein.

Signed in Hannover, on this 2nd day of July, 2018,

HANNOVER RUCK SE

BY	/s/ Thomas Reinecke

PRINT NAME	Thomas Reincke

TITLE	Chief Underwriter

REF NO.	9007712

and signed in Berwyn, on this 2nd day of July, 2018.

PHYSICIANS INSURANCE PROGRAM EXCHANGE

BY	/s/ Lewis S Sharps M.D.

TITLE	CEO

PHYSICIANS INSURANCE PROGRAM EXCHANGE
KING OF PRUSSIA, PENNSYLVANIA
MEDICAL PROFESSIONAL LIABILITY EXCESS OF LOSS
REINSURANCE CONTRACT

EFFECTIVE JANUARY 1, 2018

ATTACHMENTS:
NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE – U.S.A.
NUCLEAR INCIDENT EXCLUSION CLAUSE – PHYSICAL DAMAGE REINSURANCE – U.S.A.

PHYSICIANS INSURANCE PROGRAM EXCHANGE
KING OF PRUSSIA, PENNSYLVANIA
(hereinafter the “Company”)
MEDICAL PROFESSIONAL LIABILITY EXCESS OF LOSS
REINSURANCE CONTRACT

EFFECTIVE JANUARY 1, 2018
ARTICLE 1
BUSINESS COVERED
A.    This Contract is to indemnify the Company in respect of the liability that may accrue to the Company as a result of loss or losses under Policies classified by the Company as Medical Malpractice, General Liability or Dental Professional Liability, written or renewed during the term of this Contract by or on behalf of the Company, subject to the terms and conditions herein contained.
B.    Notwithstanding the foregoing, as respects Medical Malpractice Policies written on an occurrence basis, the maximum amount of the Net Written Premium that may be ceded to this Contract as a result of said Policies is forty point zero percent (40.0%).
ARTICLE 2
TERM
A.    This Contract shall take effect at 12:01 a.m., Standard Time, January 1, 2018, in respect of Policies written or renewed at and after such time and date, and shall remain in effect until 12:01 a.m., Standard Time, January 1, 2020, unless terminated earlier by mutual agreement.
B.    For the purposes of this Contract, “Standard Time” shall mean the time as described in the original Policy.
1.    The “First Annual Period” as used in this Contract shall be from 12:01 a.m. Eastern Standard Time, January 1, 2018 to 12:01 a.m. Eastern Standard Time, January 1, 2019.
2.    The “Second Annual Period” as used in this Contract shall be from 12:01 a.m. Eastern Standard Time, January 1, 2019 to 12:01 a.m. Eastern Standard Time, January 1, 2020.
C.    The Company may terminate this Contract at December 31, 2018, upon the giving of thirty (30) days written notice to the Reinsurer prior to December 31, 2018.
D.    The Reinsurer may renegotiate the Second Annual Period of December 31, 2018, upon the happening of any one of the following circumstances and by the giving of thirty (30) days written notice to the Company prior to December 31, 2018.
1.    The Company has entered into a definitive agreement to:
a.    become acquired or controlled by any company, corporation or individual(s) not controlling or affiliated with the party’s operations previously; or
b.    directly or indirectly assign all or essentially all of its entire liability for Obligations under this Contract to another party, other than with affiliated companies with substantially the same or greater net worth, without the Company’s prior written consent; or
2.    There is a severance from active employment (of any kind) of any two (2) or more executives, by whatever title, of the Company during the most recent forty five (45) day period who perform the following functions: chief executive officer, chief underwriting officer, chief actuary, or chief financial officer. This condition does not apply whenever the severance in employment is for the publicly announced purpose of the individual’s assuming within thirty (30) days a known position with another identified firm in the (re)insurance or financial services industry.
E.    At expiration or termination (as provided in paragraph C. of this Article) of this Contract, the Reinsurer shall remain liable for all Policies covered by this Contract that are in force at expiration or termination, until the termination, expiration or renewal of such Policies, whichever occurs first, but in no event shall the Reinsurer be liable for losses occurring, or claims made as applicable, and Events, more than 12 months after the expiration or termination of this Contract.
F.    However, at expiration or termination (as provided in paragraph C. of this Article) of this Contract, the parties shall, by mutual agreement, have the option to require a return of the ceded unearned premium as of the date of expiration or termination, on business in force at that date, in which event the Reinsurer shall be released from liability for losses occurring or claims made, as applicable, and Events, after expiration or termination.
G.    Notwithstanding anything to the contrary in this Article, Extended Reporting Period Coverage (“Tail Policies”) shall be covered hereunder, as follows:
1.    All claims made under a Tail Policy shall be covered hereunder, irrespective of the date any such claim is made, provided the premium for the Tail Policy is fully earned during the term of this Contract.
2.    The time limit described in paragraph E. of this Article shall not apply to Tail Policies.
3.    For purposes of this Contract, premium for a Tail Policy shall be considered fully earned on the inception date of the Tail Policy.
ARTICLE 3
SPECIAL TERMINATION
A.    Notwithstanding the provisions of the Term Article, the Company has the option to cancel and/or commute at mutually agreeable terms a Subscribing Reinsurer’s percentage share in this Contract at any time by giving written notice to the Subscribing Reinsurer in the event the Subscribing Reinsurer:
1.    has its policyholders’ surplus at any time during the term of this Contract reduced by more than twenty five percent (25%) of the amount of surplus at the date of the Subscribing Reinsurer’s most recent financial statement filed with regulatory authorities and available to the public as of the inception of this Contract;
2.    is acquired or controlled by, or merged with any other company;
3.    has its A.M. Best’s rating assigned or downgraded below “A-” and/or Standard and Poor’s rating assigned or downgraded below “BBB+”;
4.    reinsures its entire business, except as respects any internal reinsurance arrangements;
5.    is ordered by a State Insurance Department or other legal authority to cease writing business;
6.    has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary) or proceedings have been instituted against the Subscribing Reinsurer for the appointment of a receiver, liquidator, rehabilitator, conservator or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations;
7.    has ceased assuming new and renewal property and casualty treaty reinsurance business.
B.    In the event of termination in accordance with paragraph A. above, the Subscribing Reinsurer’s liability shall terminate on a cut-off basis as of the date of termination, and the Subscribing Reinsurer shall not be liable for any losses occurring, or claims made as applicable, and Events after that date. The reinsurance premium due the Subscribing Reinsurer hereunder shall be prorated based on the Subscribing Reinsurer’s participation hereon, and the Subscribing Reinsurer shall immediately return any excess of unearned reinsurance premium received.

ARTICLE 4
TERRITORIAL SCOPE
The territorial limits of this Contract shall be identical with those of the Company’s Policies.
ARTICLE 5
EXCLUSIONS
This Contract does not apply to and specifically excludes the following:
1.    Reinsurance assumed by the Company.
2.    Losses excluded by the attached “Nuclear Incident Exclusion Clause – Liability – Reinsurance – U.S.A.”
3.    Losses excluded by the attached “Nuclear Incident Exclusion Clause – Physical Damage – U.S.A.”
4.    All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. “Insolvency fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claims, debt, charge, fee or other obligation in whole or in part.
5.    War risk.
6.    Terrorism.
7.    Microorganism.
8.    Cyber Risk.
9.    Asbestos liability.
10.    Credit, Insolvency, Financial Guarantee, Surety, Fidelity or Fiduciary Liability business, regardless of how classified in the Company’s Annual Statement.
11.    Pollution.
12.    Nursing Home or Extended Care Facility Professional and/or General Liability.
13.    Sexual misconduct.
14.    Ex-gratia Settlements.
ARTICLE 6
SPECIAL ACCEPTANCE
Business that is not within the scope of this Contract may be submitted to the Reinsurer for special acceptance hereunder, and such business, if accepted by the Reinsurer in writing shall be covered hereunder, subject to the terms and conditions of this Contract, except as modified by the special acceptance. Any renewal of a special acceptance agreed to for a predecessor contract to this Contract, shall automatically be covered hereunder.

ARTICLE 7
RETENTION AND LIMIT
For each annual period (i.e., the First Annual Period and the Second Annual Period), the Reinsurer shall be liable for one hundred percent (100%) of the excess net loss above an initial Ultimate Net Loss to the Company as follows:
A.    Coverage A: (As respects only Insured Individuals and Facilities covered under Medical Care Availability and Reduction of Error Fund (“MCARE”) and Insured Individuals not covered under MCARE):
1.    Seven hundred thousand dollars ($700,000) of Ultimate Net Loss, each Claim, each Insured, each Policy excess of three hundred thousand dollars ($300,000) of Ultimate Net Loss each claim, each Insured, each Policy.
2.    For MCARE eligible insureds in Pennsylvania the original policy limits shall be five hundred thousand dollars ($500,000) of Ultimate Net Loss, each Claim, each Insured, each Policy and one million five hundred thousand dollars ($1,500,000) in the aggregate except for those Policies deemed by the Company as Registered Certified Nurses, physician assistants, chiropractors, technicians, respiratory therapist or any other specialty not covered under MCARE, and any Physician Corporation which is not entirely owned by health care providers deemed MCARE ineligible, where the original policy limits shall be one million dollars ($1,000,000) of Ultimate Net Loss, each Claim, each Insured, each Policy and three million dollars ($3,000,000) in the aggregate.
B.    Coverage B (As respects all Policies covered under this Contract):
1.    The Company shall retain and be liable for the first six hundred thousand dollars ($600,000) of Ultimate Net Loss arising out of each Event, whether involving one or several of the Company’s Policies or Insureds. The Reinsurer shall then be liable for the amount by which such Ultimate Net Loss exceeds the Company’s retention, but the liability of the Reinsurer shall not exceed two million two hundred thousand dollars ($2,200,000) excess of six hundred thousand dollars ($600,000) as respects any one Event, nor more than two million two hundred thousand dollars ($2,200,000) during the applicable annual period.
2.    Recoveries from Coverages A and C shall inure to the benefit of this Coverage B.
3.    In the event that two or more Claims or Insureds or Policies are involved in the same Event and there is a difference in the Reinsurance Accounting Period of the Policies to which such individual Claims attach, the Policy relating to the date the first Claim or loss is reported to the Company (the “Report Date”) shall be used to determine the Reinsurance Accounting Period from which the entire Event shall be recovered. In the event two or more Insureds involved in the same Event have the same Report Date, but attach to different Reinsurance Accounting Periods, the Event shall attach to the earliest Reinsurance Accounting Period. The Event shall remain allocated to such Reinsurance Accounting Period regardless of the final disposition of the first reported Claim or loss. “Reinsurance Accounting Period” as used herein shall be defined as the term of the 12-month predecessor contract to this Contract, and shall also be defined to mean the term of this Contract.
C.    Coverage C (As respects only Insureds located in South Carolina):
1.    As respects Policies issued with limits of $200,000 per Claim and an annual aggregate limit of $600,000, $100,000 of Ultimate Net Loss, each Claim, each Insured, excess of $100,000 of Ultimate Net Loss each Claim, each Insured.
2.    As respects Policies with limits greater than $200,000 per claim and an annual aggregate limit of $600,000, not exceeding $1,000,000 per claim and an annual aggregate limit $3,000,000, $700,000 each Claim, each Insured, excess of $300,000 Ultimate Net Loss each Claim, each Insured.

D.    Annual Aggregate Deductible:
No claim shall be made under this Contract unless and until the Company shall have first sustained as a result of any one loss or losses, an annual aggregate amount of Ultimate Net Loss otherwise recoverable hereunder equal to eleven point seven five percent (11.75%) of the Net Written Premium during the applicable annual period.
E.    Reinsurer’s maximum as Respects Coverage A and B and C Combined:
The Reinsurer’s liability for all losses including Extra Contractual Obligations, Loss in Excess of Policy Limits and Allocated Loss Adjustment Expenses paid hereunder shall not exceed an amount equal to six hundred percent (600%) of the reinsurance premium paid for the term of this Contract in accordance with the Premium Article.
ARTICLE 8
PREMIUM
A.    As premium for the reinsurance provided hereunder:
1.    For the First Annual Period, the Company shall pay the Reinsurer five point seven five percent (5.75%) of its Net Written Premium for the annual period. The Company shall pay the Reinsurers a deposit premium of two hundred ten thousand dollars ($210,000) in four (4) equal installments of fifty two thousand five hundred dollars ($52,500) on April 1, July 1 October 1, 2018, and January 1, 2019.
2.    For the Second Annual Period, the Company shall pay the Reinsurer five point seven five percent (5.75%) of its Net Written Premium for the annual period. The Company shall pay the Reinsurers a deposit premium of two hundred ten thousand dollars ($210,000) in four (4) equal installments of fifty two thousand five hundred dollars ($52,500) on April 1, July 1, October 1, 2019, and January 1, 2020.
B.    As promptly as possible after the end of each annual period, the Company shall provide a report to the Reinsurer setting forth the premium due hereunder, computed in accordance with Paragraph A.1. for the First Annual Period and with Paragraph A.2. for the Second Annual Period, and any additional premium due the Reinsurer or return premium due the Company shall be remitted promptly.
C.    If the Company elects to terminate this Contract at December 31, 2018, the five point seven five percent (5.75%) rate set forth in Paragraph A for the First Annual Period shall increase to six point two five percent (6.25%) for the First Annual Period.
D.    The Company shall furnish the Reinsurer with such information as may be required by the Reinsurer for completion of its financial statements.
ARTICLE 9
COMMUTATION
A.    Within sixty (60) days following twenty four (24) months after the close of any one annual period of this Contract, the Company may commute all liability for said annual period hereunder.
B.    The Company shall report to the Reinsurer the commuted value of such claims for the applicable annual period, which shall be deemed to be the positive balance of:
1.    Reinsurance premiums paid or payable hereunder for the applicable annual period; less
2.    Expenses incurred by the Reinsurer at a rate of twenty seven point zero percent (27.0%) of the Net Written Premium for the applicable annual period hereof: less
3.    Reinsurance recoveries previously made hereunder for Policies allocated to this Contract for the applicable annual period.

C.    The Reinsurer shall remit payment to the Company of the commuted value (as determined above) within thirty (30) days following receipt of the Company's report. Such payment shall constitute a full and final release of all liability (known or unknown) under this Contract for the applicable annual period.
ARTICLE 10
DEFINITIONS
A.    “Ultimate Net Loss” means the actual loss paid by the Company or which the Company becomes liable to pay, including ninety point zero percent (90.0%) of Loss in Excess of Policy Limits and ninety point zero percent (90.0%) of Extra Contractual Obligations, but excluding Allocated Loss Adjustment Expense, which shall be handled in accordance with the penultimate paragraph within this definition.
Salvages and all recoveries (including amounts due from all reinsurances that inure to the benefit of this Contract, whether recovered or not), shall be first deducted from such loss to arrive at the amount of liability attaching hereunder.
All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.
The Company shall be deemed to be “liable to pay” a loss when a judgment has been rendered that the Company does not plan to appeal, and/or the Company has obtained a release, and/or the Company has accepted a proof of loss.
Nothing in this clause shall be construed to mean that losses are not recoverable hereunder until the Company's Ultimate Net Loss has been ascertained.
The Reinsurer shall pay to the Company the Reinsurer’s proportion of Allocated Loss Adjustment Expense in the ratio that the Reinsurer’s loss payment bears to the total Ultimate Net Loss. However, expense incurred in obtaining salvages or recoveries, or in the reduction or reversal of any award or judgment, shall be apportioned between the Company and the Reinsurer in the proportion that each benefits from such salvage, recovery, reduction, or reversal. Expenses incurred up to the time of the original loss settlement, verdict, judgment or award shall be shared in proportion to what would have been each party’s share. Such payment shall be in addition to the limits stated in paragraphs A., B., and C. of the Article entitled RETENTION AND LIMIT.
Notwithstanding the foregoing, if legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, including but not limited to declaratory judgment actions, have been incurred in connection with a claim under a Policy covered by this Contract, and such coverage question was resolved in the Company’s favor, such expenses and costs shall be considered Ultimate Net Loss hereunder.
B.    “Allocated Loss Adjustment Expense” means costs and expenses incurred by the Company in connection with the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim or loss, or alleged loss, including but not limited to:
1.    court costs;
2.    costs of supersedeas and appeal bonds;
3.    monitoring counsel expenses;
4.    legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, including but not limited to declaratory judgment actions;
5.    post-judgment interest;
6.    pre-judgment interest, unless included as part of an award or judgment; and
7.    subrogation, salvage and recovery expenses

“Allocated Loss Adjustment Expense” does not include salaries and expenses of the Company’s employees and office and other overhead expenses.
C.    “Event” “means the happening of one or a series of related acts, errors, omissions or accidents, irrespective of the number of Insureds, Policies and Claims involved. The date of loss for any Event shall be the earliest report date for any Claim or loss involved in the Event. If the earliest report date is under a Policy allocated to this Contract, the entire Event shall be subject to coverage hereunder and all Policies involved in such Event, regardless of the inception date of such Policies, shall be covered hereunder.
Any claim made under any extended reporting and/or discovery period shall for the purposes of this Contract be considered to be made on the last day of the Policy period immediately preceding the extended reporting and/or discovery period.
D.    “Net Written Premium” means gross written premium of the Company for the classes of business reinsured hereunder, less return premiums, and less written premiums ceded by the Company for reinsurance that inures to the benefit of this Contract.
E.    “Policy” means any binder, policy, or contract of insurance issued, accepted or held covered provisionally or otherwise, by or on behalf of the Company.
F.    “Ex-gratia Settlements” means all settlements of losses tendered but not covered under the Company’s Policies, which Policies are otherwise reinsured hereunder, other than Losses in Excess of Original Policy Limits and Extra Contractual Obligations as defined herein. Ex- gratia Settlements shall not include:
1.    Settlements of losses which are arguably within the contemplation of coverage under the Company’s Policies reinsured hereunder;
2.    Settlements made to avoid costs that could be incurred in connection with potential or actual litigation relating to coverage issues arising under the Company’s Policies reinsured hereunder;
3.    Losses already excluded under this Contract.
G.    “Insured” means each insured who is provided with a separate limit of liability under the Company's Policy(ies).
H.    “Claim” shall follow the definition under the original Policy.
ARTICLE 11
NET RETAINED LIABILITY
A.    This Contract applies only to that portion of any loss that the Company retains net for its own account (prior to deduction of any reinsurance that inures solely to the benefit of the Company).
B.    The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts that may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.
ARTICLE 12
LOSS IN EXCESS OF POLICY LIMITS AND EXTRA CONTRACTUAL OBLIGATIONS
A.    This Contract shall cover Loss in Excess of Policy Limits, as provided in the definition of Ultimate Net Loss under the Article entitled DEFINITIONS. “Loss in Excess of Policy Limits” shall mean any amount paid or payable by the Company in excess of its Policy limits, but otherwise within the terms of its Policy, as a result of an action against it by its insured or its insured's assignee to recover damages the insured is legally obligated to pay to a third party claimant because of the Company’s alleged or actual negligence or bad faith in rejecting a settlement within Policy limits, or in discharging its duty to defend or prepare the defense in the trial of an action against its insured, or in discharging its duty to prepare or prosecute an appeal consequent upon such an action.
B.    This Contract shall cover Extra Contractual Obligations, as provided in the definition of Ultimate Net Loss under the Article entitled DEFINITIONS. “Extra Contractual Obligations” shall mean any damages including, but not limited to, exemplary, compensatory or consequential damages, other than Loss in Excess of Policy Limits paid or payable by the Company as a result of an action against it by its insured, its insured's assignee or a third party claimant, which action alleges negligence or bad faith on the part of the Company in handling a claim under a Policy subject to this Contract. An Extra Contractual Obligation shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the Policy.
C.    Recoveries from any form of insurance or reinsurance which protect the Company against claims the subject matter of this Article will inure to the benefit of the Reinsurers and shall be deducted to arrive at the amount of the Company's loss payable hereunder.
D.    The report date as respects Loss in Excess of Policy Limits liability / Extra Contractual Obligation will be deemed, in all circumstances, to be the date when the underlying claim is first reported to the Company.
E.    Notwithstanding anything stated herein, this Contract shall not apply to any Loss in Excess of Policy Limits or any Extra Contractual Obligation incurred by the Company as a result of any fraudulent and/or criminal act by any officer or director of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.
F.    If any provision of this Article shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Article or the enforceability of such provision in any other jurisdiction.
ARTICLE 13
ACCOUNTING, LEGAL AND TAX REPRESENTATIONS AND WARRANTIES
The Company represents and warrants that:
A.    The Company has performed its own financial analysis of the transaction contemplated by this Contract (the “Transaction”), including with respect to the transferred risk and the underlying economic impact, and that it has sought, is seeking or shall seek its own accounting, legal and tax advice for the Transaction; and
B.    The Company:
1.    has fully disclosed or hereby agrees to fully disclose prior to the completion of the current audit cycle, the Transaction to its accountants and independent auditors;
2.    where appropriate in its reasonable opinion, has made or shall make appropriate disclosure to, or consult with its legal counsel and any relevant regulatory and tax authorities; and
3.    shall account for the Transaction in accordance with applicable accounting principles and standards, consistently applied. The Company is not entering into this Contract for the purpose of altering its financial or accounting statements in a manner that would be misleading to users of such statements.
ARTICLE 14
WARRANTY
A.    The Company warrants that the underwriting of each individual risk, including all acceptance criteria and rating, shall be described in the underwriting presentation materials and correspondence provided to the Reinsurer for its consideration of the business covered by this Contract (the “Manual”). Any deviation from the Manual as respects acceptance criteria and/or rating of an individual risk shall void the coverage under this Contract for that risk only.
B.    Additionally the Company warrants the following:
1.    The Company will obtain prior written approval from the Reinsurer for any reduction in filed rates.
2.    There will be no material changes to underwriting guidelines included in the Manual, or to class or geographic mix of business during the term of this Contract.
ARTICLE 15
NOTICE OF LOSS AND LOSS SETTLEMENTS
A.    The Company shall advise the Reinsurer promptly and in writing of all losses that, in the opinion of the Company, may result in a claim hereunder and of all subsequent developments thereto that may materially affect the position of the Reinsurer.
B.    On a quarterly basis 45 days after quarter end, the Company shall provide the Reinsurer with a bordereau of losses for which the incurred loss amount is equal to or greater than $125,000. The bordereau shall include the following information:
1.    Policy number;
2.    Account name;
3.    Claim number
4.    Claim date;
5.    Claimant’s name;
6.    Practice area;
7.    Injury description/cause; and
8.    Incurred and paid loss and Allocated Loss Adjustment Expense.
C.    The Company alone and at its full discretion shall adjust, settle or compromise all claims and losses.
D.    As respects losses subject to this Contract, all loss settlements made by the Company, whether under strict Policy terms or by way of compromise provided they are within the terms of the Contract, and any Extra Contractual Obligations and/or Loss in Excess of Policy Limits, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay or allow, as the case may be, its share of each such settlement immediately upon receipt of proof of loss.
ARTICLE 16
INDEMNIFICATION AND ERRORS AND OMISSIONS
A.    The Reinsurer is reinsuring, to the amount herein provided, the obligations of the Company under the Policies. The Company shall, in the exercise of its reasonable and businesslike discretion, be the sole judge as to:
1.    what shall constitute a claim or loss covered under the Policies;
2.    the Company’s liability thereunder; and
3.    the amount or amounts that it shall be proper for the Company to pay thereunder.
B.    The Reinsurer shall be bound by the judgment of the Company as to the obligation(s) and liability(ies) of the Company under the Policies. Notwithstanding the foregoing, Ex-gratia Settlements shall not be covered under any circumstances.

C.    Any inadvertent error, omission or delay in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability that would attach to it hereunder if such error, omission or delay had not been made, provided such error, omission or delay is rectified immediately upon discovery.
ARTICLE 17
CURRENCY (BRMA 12A)
A.    Whenever the word “Dollars” or the “$” sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.
B.    Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.
ARTICLE 18
TAXES (BRMA 50C)
In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America, the District of Columbia or Canada.
ARTICLE 19
FEDERAL EXCISE TAX
(Section A Applicable to those Reinsurers, excepting Underwriters at Lloyd’s London and other Reinsurers exempt from Federal Excise Tax, who are domiciled outside the United States of America)
A.    The Reinsurers shall allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax. In the event of any return of premium becoming due hereunder, the Reinsurers shall deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government.
B.    In consideration of the terms under which this Contract is issued, the Company undertakes not to claim any deduction of the premium hereon when making Canadian Tax returns or when making tax returns, other than Income or Profits Tax returns, to any State or Territory of the United States of America or to the District of Columbia.
ARTICLE 20
ACCESS TO RECORDS
The Company shall place at the disposal of the Reinsurer at all reasonable times, and the Reinsurer shall have the right to inspect (and make reasonable copies) through its designated representatives, all non-privileged books, records and papers of the Company directly related to any reinsurance hereunder, or the subject matter hereof, provided that if the Reinsurer is a Run-Off Reinsurer and is no longer an active reinsurance market, this right of access shall be subject to that Reinsurer being current in all payments owed the Company that are not currently the subject of a dispute. For the purposes of this Article, “non-privileged” refers to books, records and papers that are not subject to the Attorney-client privilege and Attorney-work product doctrine. The term “dispute” shall be as defined consistent with the NAIC Annual Statement Instructions.
ARTICLE 21
CONFIDENTIALITY
A.    The Reinsurer hereby acknowledges that the documents, information and data provided to it by the Company, whether directly or through an authorized agent, in connection with the placement and execution of this Contract (“Confidential Information”) are proprietary and confidential to the Company. Confidential Information shall not include documents, information or data that the Reinsurer can show:
1.    are publicly known or have become publicly known through no unauthorized act of the Reinsurer;
2.    have been rightfully received from a third person without obligation of confidentiality; or
3.    were known by the Reinsurer prior to the placement of this Contract without an obligation of confidentiality.
B.    Absent the written consent of the Company, the Reinsurer shall not disclose any Confidential Information to any third parties, including any affiliated companies, except:
1.    when required by retrocessionaires subject to the business ceded to this Contract;
2.    when required by regulators performing an audit of the Reinsurer's records and/or financial condition;
3.    when required by external auditors performing an audit of the Reinsurer's records in the normal course of business; or
4.    when requested by a court of law.
Subject to the provisions above, the Reinsurer agrees not to use any Confidential Information for any purpose not related to the performance of its obligations or enforcement of its rights under this Contract.
C.    Notwithstanding the above, in the event that the Reinsurer is required by court order, other legal process or any regulatory authority to release or disclose any or all of the Confidential Information, the Reinsurer agrees to provide the Company, where practicable, with written notice of same at least ten (10) days prior to such release or disclosure and to use its best efforts to assist the Company in maintaining the confidentiality provided for in this Article.
D.    The provisions of this Article shall extend to the officers, directors and employees of the Reinsurer and its affiliates, and shall be binding upon their successors and assigns and shall apply for a period of one year from the expiration, commutation or termination of this Contract.
ARTICLE 22
RESERVES
A.    If a jurisdiction of the United States shall not permit the Company, in the statements required to be filed with its regulatory authority(ies), to receive full credit as admitted reinsurance for any Reinsurer’s share of obligations, the Company shall forward to that Reinsurer a statement of the Reinsurer’s share of such obligations. Upon receipt of that statement the Reinsurer shall promptly apply for, and provide the Company with, at the Reinsurer’s sole option, either collateral in the form of a trust account or a “clean,” unconditional and irrevocable Letter of Credit, in the amount specified in the statement submitted, with terms and from a bank acceptable to the Company and the regulatory authority (ies) having jurisdiction over the Company.
B.    “Obligations,” as used in this Article, shall mean the sum of ceded (i) Net Losses and Allocated Loss Adjustment Expenses paid by the Company but not yet recovered from the Reinsurer, plus (ii) reserves for reported Net Losses and Allocated Loss Adjustment Expenses, plus (iii) reserves for Net Losses incurred but not reported (including Allocated Loss Adjustment Expenses) and premiums unearned, if any.
C.    The Reinsurers hereby agree that the Letter of Credit shall provide for automatic extension of the Letter of Credit without amendment for one year from the date of expiration of said Letter or any future expiration date unless thirty (30) days prior to any expiration the issuing bank shall notify the Company by certified mail that the issuing bank elects not to consider the Letter of Credit renewed for any additional period. An issuing bank, not a “qualified bank” as defined by Regulation No. 133 promulgated by the Insurance Department of the State of New York, shall provide sixty (60) days notice to the Company prior to any expiration.

D.    Notwithstanding any other provision of this Contract, the Company or any successor by operation of law of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company may draw upon such credit, without diminution because of the insolvency of any party hereto, at any time and undertakes to use and apply such credit for one or more of the following purposes only:
1.    To pay the Reinsurer’s share or to reimburse the Company for the Reinsurer’s share of any Obligations, as stipulated in the statement submitted by the Company to the Reinsurer, which is due to the Company and not otherwise paid by the Reinsurer.
2.    In the event the Company has received notice of non-renewal of the Letter of Credit and the Reinsurer’s liability remains unliquidated and undischarged thirty (30) days prior to the expiry date of the Letter of Credit, to withdraw the balance of the Letter of Credit and place such sums in an interest bearing trust account to secure the continuing obligations of the Reinsurer under this Contract until a renewal Letter of Credit acceptable to the regulatory authority(ies) having jurisdiction over the Company, a trust account or a substitute in lieu thereof acceptable to the regulatory authority(ies) having jurisdiction over the Company, has been received by the Company. The Company shall provide to the Reinsurer payment of any interest thereon accruing from such account.
3.    To make refund of any sum which is in excess of the actual amount required for Sections 1 and 2 of this paragraph.
E.    At annual intervals or more frequently as determined by the Company, but never more frequently than quarterly, the Company shall prepare a specific statement, for the sole purpose of amending the Letter of Credit, or adjusting the balance of the trust account, as applicable, of the Reinsurer’s share of any obligations. If the statement shows that the Reinsurer’s share of obligations exceeds the balance of credit as of the statement date, the Reinsurer shall, within thirty (30) days after receipt of notice of such excess, secure delivery to the Company of an amendment of the Letter of Credit increasing the amount of credit or adjust the trust account balance, as applicable, by the amount of such difference. If the statement shows, however, that the Reinsurer’s share of obligations is less than the balance of the Letter of Credit or the trust account as of the statement date, the Company shall, within thirty (30) days after receipt of written request from the Reinsurer, release such excess credit by agreeing to release funds from the trust to the Reinsurer or secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.
F.    The bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to assure that withdrawals are made only upon the order of properly authorized representatives of the Company. The Company shall incur no obligation to the bank in acting upon the credit, other than as appears in the express terms thereof.
ARTICLE 23
SERVICE OF SUIT (BRMA 49E)
(This Article applies to Reinsurers domiciled outside the United States of America and/or unauthorized in any state, territory, or district of the United States of America that has jurisdiction over the Company and in which a subject suit has been instituted. This Article is not intended to conflict with or override the parties' obligation to arbitrate their disputes in accordance with the Article entitled ARBITRATION).
A.    In the event any Reinsurer hereon fails to pay any amount claimed due hereunder, such Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States and shall comply with all requirements necessary to give that court jurisdiction. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's right to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. Service of process in such suit may be made upon Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829, or another party specifically designated in the applicable Interests and Liabilities Agreement attached hereto. In any suit instituted against it upon this

Contract, the Reinsurer shall abide by the final decision of such court or of any appellate court in the event of an appeal.
B.    The above named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Company to give a written undertaking to the Company that they shall enter a general appearance upon the Reinsurer's behalf in the event such a suit is instituted.
C.    Further, pursuant to any statute of any state, territory, or district of the United States that makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner, or Director of Insurance or other officer specified for that purpose in the statute (or his successor or successors in office) as its true and lawful attorney upon whom may be served any lawful process in any action, suit, or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designates the above named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

ARTICLE 24
GOVERNING LAW (BRMA 71B)
This Contract shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.
ARTICLE 25
ARBITRATION (BRMA 6J)
A.    As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Contract, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the Company, the other by the Reinsurer, and an Umpire shall be chosen by the two (2) Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies or Lloyd's London Underwriters. In the event that either party should fail to choose an Arbiter within thirty (30) days following a written request by the other party to do so, the requesting party may choose two (2) Arbiters who shall
B.    in turn choose an Umpire before entering upon arbitration. If the two (2) Arbiters fail to agree upon the selection of an Umpire within thirty (30) days following their appointment, each Arbiter shall nominate three (3) candidates within ten (10) days thereafter, two (2) of whom the other shall decline, and the decision shall be made by drawing lots.
C.    Each party shall present its case to the Arbiters within thirty (30) days following the date of appointment of the Umpire. The Arbiters shall consider this Contract as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.
D.    If more than one Reinsurer is involved in the same dispute, all such Reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the reinsurers constituting one party, provided, however, that nothing herein shall impair the rights of such Reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the Reinsurers participating under the terms of this Contract from several to joint.
E.    Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two (2) Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two (2) parties.

F.    Any arbitration proceedings shall take place at a location mutually agreed upon by the parties to this Contract, but notwithstanding the location of the arbitration, all proceedings pursuant hereto shall be governed by the law of the state of Pennsylvania.
ARTICLE 26
INSOLVENCY
A.    In the event of insolvency and the appointment of a conservator, liquidator, or statutory successor of the Company, the portion of any risk or obligation assumed by the Reinsurer shall be payable to the conservator, liquidator, or statutory successor on the basis of claims allowed against the insolvent Company by any court of competent jurisdiction or by any conservator, liquidator, or statutory successor of the Company having authority to allow such claims, without diminution because of that insolvency, or because the conservator, liquidator, or statutory successor has failed to pay all or a portion of any claims.
B.    Payments by the Reinsurer as above set forth shall be made directly to the Company or to its conservator, liquidator, or statutory successor, except where the contract of insurance or reinsurance specifically provides another payee of such reinsurance or except as provided by applicable law and regulation (such as subsection (a) of section 4118 of the New York Insurance Laws) in the event of the insolvency of the Company.
C.    In the event of the insolvency of the Company, the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the insolvent Company on the Policy or Policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and during the pendency of such claim any Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable subject to court approval against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.
D.    Where two (2) or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the Company.
E.    The original insured or policyholder shall not have any rights against the Reinsurer which are not specifically set forth in this Contract, or in a specific agreement between the Reinsurer and the original insured or policyholder.
ARTICLE 27
ENTIRE AGREEMENT
This Contract shall constitute the entire agreement between the parties with respect to the Business Covered hereunder. There are no understandings between the parties other than as expressed in this Contract. Any change or modification of this Contract shall be null and void unless made by amendment to the Contract and signed by both parties. Nothing in this Article shall act to preclude the introduction of submission-related documents in any dispute between the parties.

ARTICLE 28
OFFSET
The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise. In the event of the insolvency of any party, offset shall be as permitted by applicable insolvency or liquidation law.

ARTICLE 29
THIRD PARTY RIGHTS (BRMA 52A)
This Contract is solely between the Company and the Reinsurer, and in no instance shall any insured, claimant or other third party have any rights under this Contract unless expressly mentioned elsewhere in this Contract or any attachment hereto.
ARTICLE 30
MODE OF EXECUTION
A.    This Contract may be executed by:
1.    an original written ink signature of paper documents;
2.    an exchange of facsimile copies showing the original written ink signature of paper documents; or
3.    electronic signature technology employing computer software and a digital signature or digitizer pen pad to capture a person’s handwritten signature in such a manner that the signature is unique to the person signing, is under the sole control of the person signing, is capable of verification to authenticate the signature and is linked to the document signed in such a manner that if the data is changed, such signature is invalidated.
B.    The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.
ARTICLE 31
FOREIGN ACCOUNT TAX COMPLIANCE ACT (“FATCA”)
A.    Each Reinsurer hereby acknowledges the requirements of Sections 1471-1474 US Internal Revenue Code of 1986, as amended, and the Treasury regulations and other guidance issued from time to time thereunder (“FATCA”) and the obligation of each of them to provide to the Intermediary a valid Internal Revenue Service (“IRS”) Form W8-BEN-E, W-9 or other documentation meeting the requirements of the FATCA regulations to establish they are not subject to any withholding requirement pursuant to FATCA (the “Required Documentation”).
B.    Furthermore:
1.    If a Reinsurer becomes non-compliant with FATCA during the Contract period or has not provided the Intermediary with the Required Documentation fourteen (14) days prior to any reinsurance premium due date, the Withholding Agent (as defined in U.S. Treasury Regulation Section 1.1471-1(b)(147)) shall withhold thirty percent (30%) of the reinsurance premium (to the extent all or a portion of that reinsurance premium is subject to withholding pursuant to FATCA) due to that Reinsurer under this Contract on that reinsurance premium due date and shall promptly notify that Reinsurer via the Intermediary.
2.    The withholding of reinsurance premium by virtue of 1. above shall not be, and shall not be treated by the Reinsurer as a breach of any reinsurance premium payment condition, warranty or other clause whether or not entitling the Reinsurer to cancel, terminate or restrict this Contract, refuse, restrict or delay payment of any claim or invoke any interest, penalty or other late payment provision. The Reinsurer shall be liable under this Contract as if no such withholding had been made.
3.    The Reinsurer shall not recoup sums withheld under 1. above by deducting equivalent sums from any payments due to the Company or by set off against any other sums owed by the Reinsurer and any general or contractual right of set-off enjoyed by the Reinsurer is hereby varied and qualified to that extent.

4.    Where reinsurance premium is withheld in error, has not yet been paid to the IRS and the underwriter has been paid only the net reinsurance premium following such withholding, the Intermediary will cooperate with the Reinsurer to process the requisite refund.
ARTICLE 32
ASSIGNMENT
This Contract shall be binding upon and inure to the benefit of the Company and Reinsurer and their respective successors and assigns provided, however, that this Contract may not be assigned by either party without the prior written consent of the other which consent may be withheld by either party in its sole unfettered discretion. This provision shall not be construed to preclude the assignment by the Company of reinsurance recoverables to another party for collection. Notwithstanding the foregoing, no prior written consent shall be required in the event of any conversion by the Company from a reciprocal insurance exchange to a stock company during the term of this Contract, nor shall such a conversion affect the terms and conditions of this Contract.
ARTICLE 33
ALTERNATE PAYEE
A.    If the Company becomes insolvent, specific insureds (which shall be explicitly named in an amendment to the Contract) shall be permitted to make direct claim to the Reinsurer subject to all terms and conditions, including but not limited to all retentions and limits, of the Policy and the Contract. The Reinsurer shall have no duty to defend any actions against the named insureds and shall have no liability for amounts due from other Subscribing Reinsurers. In no event shall the provisions of this Article subject the Reinsurer to any additional liability to or on behalf of the Company or its liquidator, receiver, conservator or statutory successor. The Reinsurer reserves the right to set off any outstanding premium against payment in accordance with this Article, before such payment is made.
B.    The Company has the option to allow insured, in addition to those specifically listed in an amendment to this Contract, to make direct claim to the Reinsurer in the manner set forth in that paragraph, and the Reinsurer agrees to provide to any such insureds the coverage described in that paragraph, subject to all the conditions set forth in that paragraph.
ARTICLE 34
INTERMEDIARY
JLT Re (North America) Inc. (“JLT Re”) is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, Allocated Loss Adjustment Expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through JLT Re, United Plaza, 30 South 17th Street, 17th Floor, Philadelphia, Pennsylvania 19103. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company. In acting as Intermediary for this Contract, the Intermediary shall (i) comply with all aspects of New York Regulation 98 and shall (ii) be entitled to withdraw funds in accordance with section 32.3(a)(3) of that Regulation including commissions, excise tax and interest received on its premium and loss accounts.

NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE U.S.A.)
(Approved by Lloyd's Underwriters' Non-Marine Association)
(1)    This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.
(2)    Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision).
Limited Exclusion Provision:
I.    It is agreed that the policy does not apply under any liability coverage,
to:     {injury, sickness, disease, death or destruction
{bodily injury or property damage
with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.
II.    Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.
III.    The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either
(a)    become effective on or after 1st May, 1960, or
(b)    become effective before that date and contain the Limited Exclusion Provision set out above;
provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.
(3)    Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:
Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)
shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):
Broad Exclusion Provision.*
It is agreed that the policy does not apply:
I.    Under any Liability Coverage, to     {injury, sickness, disease, death or destruction
{bodily injury or property damage
(a)    with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability;

1

or
(b)    resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.
II.    Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating
to     {immediate medical or surgical relief,
{first aid,
to expenses incurred with respect to     {bodily injury, sickness, disease or death
{bodily injury
resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.
III.    Under any Liability Coverage, to     {injury, sickness, disease, death or destruction
{bodily injury or property damage
resulting from the hazardous properties of nuclear material, if
(a)    the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;
(b)    the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or
(c)    the     {injury, sickness, disease, death or destruction
{bodily injury or property damage
arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to     {injury to or destruction of property at such     nuclear facility,
{property damage to such nuclear facility and any
property thereat.
IV.    As used in this endorsement:
"hazardous properties" include, radioactive, toxic or explosive properties; "nuclear material" means source material, special nuclear material or byproduct material; "source material", "special nuclear material", and "byproduct material" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "waste" means any waste material (1) containing by product material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; "nuclear facility" means
(a)    any nuclear reactor,
(b)    any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,
(c)    any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,
(d)    any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste, and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;
{With respect to injury to or destruction of property, the word "injury" or "destruction",
{"property damage" includes all forms of radioactive contamination of property,
{includes all forms of radioactive contamination of property.

2

V.    The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to
(i)    Garage and Automobile Policies issued by the Reassured on New York risks.
or
(ii)    statutory liability insurance required under Chapter 90, General Laws of Massachusetts, until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.
(4)    Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.
*NOTE.    The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.
_______________________________________
NOTES:    Wherever used herein the terms:

“Reassured” shall be understood to mean “Company”, “Reinsured”, “Reassured” or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

“Agreement” shall be understood to mean “Agreement”, “Contract”, “Policy” or whatever other term is used to designate the attached reinsurance document.

“Reinsurers” shall be understood to mean “Reinsurers”, “Underwriters” or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.
21/9/67
N.M.A. 1590

3

AMENDMENT TO THE DEFINITION OF WASTE

It is agreed that the definition of "Waste" contained in sub-paragraph IV above is amended to read as follows:

"Waste" means any material

(a)    containing by-product material other than the tailings or waste produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its source material content, and

(b)    resulting from the operation by any person or organisation of any nuclear facility included under the first two paragraphs of the definition of nuclear facility.

4

NUCLEAR INCIDENT EXCLUSION CLAUSE – PHYSICIAL DAMAGE – REINSURANCE – U.S.A.

1.    This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2.    Without in any way restricting the operation of paragraph (1) of this clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

I.    Nuclear reactor power plants including all auxiliary property on the site, or

II.    Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or

III.    Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material”, and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or

IV.    Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3.    Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

(a)    where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

(b)    where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4.    Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5.    It is understood and agreed that this clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6.    The term “special nuclear material” shall have the meaning given it in the Atomic Energy
Act of 1954 or by any law amendatory thereof.

7.    Reassured to be sole judge of what constitutes:
(a)    substantial quantities, and
(b)    the extent of installation, plant or site.

Note: Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

(a)    all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or
31st December 1960 whichever first occurs whereupon all the provisions of this
Clause shall apply.
(b)    with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

12/12/57
NMA 1119

1

__________________________________________________________
NOTES:    Wherever used herein the terms:

“Reassured” shall be understood to mean “Company”, “Reinsured”, “Reassured” or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

“Agreement” shall be understood to mean “Agreement”, “Contract”, “Policy” or whatever other term is used to designate the attached reinsurance document.

“Reinsurers” shall be understood to mean “Reinsurers”, “Underwriters” or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

2

ENDORSEMENT NO. 1

EFFECTIVE JANUARY 1, 2018

to

MEDICAL PROFESSIONAL LIABILITY EXCESS OF LOSS
REINSURANCE CONTRACT

EFFECTIVE: JANUARY 1, 2018

between

PHYSICIANS INSURANCE PROGRAM EXCHANGE

(hereinafter called the "Company")

and

HANNOVER RUCK SE
AIIN Reference: 1340125

(hereinafter called the "Reinsurer")

FOR VALUE RECEIVED, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, effective January 1, 2018 (the “Effective Date”),
1.    Paragraph D. of the Article entitled TERM is hereby amended to read as follows:
A.    D.    The Reinsurer may renegotiate the Second Annual Period of December 31, 2018, upon the happening of any one of the following circumstances and by the giving of thirty (30) days written notice to the Company prior to December 31, 2018.
1.    The Company has entered into a definitive agreement to:
a.    become acquired or controlled by any company, corporation or individual(s) not controlling or affiliated with the party’s operations previously; or
b.    directly or indirectly assign all or essentially all of its entire liability for Obligations under this Contract to another party, other than with affiliated companies with substantially the same or greater net worth, without the Company’s prior written consent; or
2.    There is a severance from active employment (of any kind) of any two (2) or more executives, by whatever title, of the Company during the most recent forty five (45) day period who perform the following functions: chief executive officer, chief underwriting officer, chief actuary, or chief financial officer. This condition does not apply whenever the severance in employment is for the publicly announced purpose of the individual’s assuming within thirty (30) days a known position with another identified firm in the (re)insurance or financial services industry.
B.    It is understood that subparagraph D.1. above shall exclude renegotiation in the event that the Company is converted to a stock company from its current status of a reciprocal

3

insurance exchange and this conversion is considered being affiliated with the party’s operations previously.
2.    Subparagraph 1. of the Article entitled EXCLUSIONS is hereby amended to read as follows:
1.    1.    Reinsurance assumed by the Company except reinsurance of “fronting carriers” or captives where the Policies involved are underwritten, rated and administered by the Company.
3.    All other terms and conditions not inconsistent with the above remain unchanged.
IN WITNESS WHEREOF, the parties intending to be legally bound hereto have executed this Endorsement on dates indicated below by their duly authorized representatives to be effective on the Effective Date.

Signed in _______________, on this ____________ day of ________________, 2018,

HANNOVER RUCK SE

BY

PRINT NAME

TITLE

REF. NO.

4

and signed in ____________, _____________, this______day of,____________2018.

PHYSICIANS INSURANCE PROGRAM EXCHANGE

BY

TITLE

5